Exhibit 99.4

Carpenter Technology Corporation

Supplemental Information - Sales by Product Class

(Unaudited)

($ in millions)	Three Months Ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Sales by Product Class
Special alloys	$196.0	$234.7	$234.2	$189.3	$173.5
Stainless steel	141.6	167.7	157.0	126.3	114.0
Titanium products	38.6	39.9	34.1	28.2	33.0
Powder metals	14.9	18.7	16.8	13.1	12.8
Alloy and tool steel	6.8	7.6	7.3	6.3	6.1
Distribution and other	16.2	15.0	14.8	12.4	12.3

Total net sales	$414.1	$483.6	$464.2	$375.6	$351.7

	Three Months Ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010
Sales by Product Class Excluding Surcharge Revenues
Special alloys	$128.0	$149.6	$154.1	$127.6	$116.7
Stainless steel	111.9	124.3	113.7	91.7	85.1
Titanium products	38.6	39.9	34.1	28.2	33.0
Powder metals	13.8	17.7	15.4	12.1	11.8
Alloy and tool steel	5.2	5.9	5.9	5.0	4.8
Distribution and other	16.1	15.0	14.8	12.4	12.3

Total net sales excluding surcharge revenues	$313.6	$352.4	$338.0	$277.0	$263.7

	Year Ended June 30,
	2011	2010
Sales by Product Class
Special alloys	$831.8	$611.6
Stainless steel	564.9	373.4
Titanium products	135.3	108.0
Powder metals	61.4	33.8
Alloy and tool steel	27.2	29.9
Distribution and other	54.5	41.9

Total net sales	$1,675.1	$1,198.6

	Year Ended June 30,
	2011	2010
Sales by Product Class Excluding Surcharge Revenues
Special alloys	$548.0	$425.0
Stainless steel	414.8	288.2
Titanium products	135.3	108.0
Powder metals	56.9	32.6
Alloy and tool steel	21.6	26.0
Distribution and other	54.5	41.9

Total net sales excluding surcharge revenues	$1,231.1	$921.7